                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           TCF FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              TCF-Registered Trademark-

                              TCF FINANCIAL CORPORATION
                       801 MARQUETTE AVENUE, MAIL CODE 100-01-A
                                MINNEAPOLIS, MN 55402
                                    (612) 661-6500



                                    March 20, 1998

Dear Stockholder:

     You are invited to attend TCF Financial Corporation's Annual Meeting of Stockholders which will be held at the Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota, on April 29, 1998 at 10:00 a.m. local time.

     At the Annual Meeting you will be asked to

          1.   Elect six directors to the Board.
          2. Increase the number of authorized shares of TCF Financial common stock from 140,000,000 to 280,000,000.

     Your vote is important, regardless of the number of shares you own. I urge you to sign, date and return the enclosed proxy card as soon as possible, even if you plan to attend the Annual Meeting. If you receive more than one proxy card, please complete and return each card. You can vote in person at the Annual Meeting even if you return your proxy card(s).

                                        Sincerely,



                                        /s/ William A. Cooper

                                        William A. Cooper
                                        Chairman and Chief Executive Officer

                              TCF-Registered Trademark-

                              TCF FINANCIAL CORPORATION
                       801 MARQUETTE AVENUE, MAIL CODE 100-01-A
                                MINNEAPOLIS, MN 55402
                                    (612) 661-6500

                                 --------------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD APRIL 29, 1998

                                 --------------------


The Annual Meeting of Stockholders of TCF Financial Corporation is scheduled as shown below:

          Date:     April 29, 1998
          Time:     10:00 a.m. local time
          Place:    Marriott City Center Hotel
                    30 South Seventh Street
                    Minneapolis, MN 55402


MEETING AGENDA

     1.   Elect six directors.
     2. Increase the number of authorized shares of TCF Financial common stock from 140,000,000 to 280,000,000.
     3.   Other business, if any.

You are entitled to vote at the Annual Meeting if you owned TCF Financial common stock on March 13, 1998.

Please complete and sign the enclosed proxy card and mail it in the enclosed return envelope even if you plan to attend the Annual Meeting. If you do attend the Annual Meeting, you may revoke your proxy and vote in person.

                                   By Order of the Board of Directors


                                   /s/ William A. Cooper

                                   William A. Cooper
                                   Chairman and Chief Executive Officer

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

Minneapolis, Minnesota
March 20, 1998

                              TCF-Registered Trademark-

                              TCF FINANCIAL CORPORATION
                        801 MARQUETTE AVE, MAIL CODE 100-01-A
                                MINNEAPOLIS, MN 55402
                                    (612) 661-6500

                                 --------------------
                                   PROXY STATEMENT
                                 --------------------

The Board of Directors (the "Board") of TCF Financial Corporation ("TCF Financial") requests your proxy for the Annual Meeting of Stockholders (the "Annual Meeting"). The proxy is being solicited on behalf of the Board and TCF Financial. The Annual Meeting is scheduled as shown below:

          Date:     April 29, 1998
          Time:     10:00 a.m. local time
          Place:    Marriott City Center Hotel
                    30 South Seventh Street
                    Minneapolis, MN 55402

The mailing address of the principal executive offices of TCF Financial appears at the top of this page.

DATE OF MAILING OF THIS PROXY STATEMENT

Approximately March 20, 1998.

PURPOSES OF MEETING

     1.   Election of six directors.
     2. Increase the number of authorized shares of TCF Financial common stock from 140,000,000 to 280,000,000.
     3.   Other business, if any.

SHARES OUTSTANDING AND VOTING; RECORD DATE

There were 91,983,016 shares of stock outstanding as of March 13, 1998 (the "Record Date"). You are entitled to vote at the Annual Meeting if you owned stock on that date. Each share of stock you own as of March 13, 1998 entitles you to one vote on each item at the Annual Meeting. Approximately 11,000 individuals and organizations owned stock of record as of March 13, 1998.

VOTE REQUIRED

At least 50% of the shares outstanding as of March 13, 1998 must be represented at the Annual Meeting. You can attend in person and vote your shares or you can complete a proxy card designating another person to vote your shares. If you sign and return a proxy card but decide to abstain on a proposal, you are counted as being present at the meeting, but your shares are not voted for the proposal. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), brokers who hold shares in street name have the authority to vote shares for which they do not receive instructions on both agenda items at this Annual

Meeting. As of February 28, 1998 the directors and executive officers of TCF Financial and its affiliates (including employee plans) were entitled to vote 12,502,767 shares or 13.6% of the shares outstanding on that date.

     MEETING PROPOSAL                   VOTES REQUIRED FOR APPROVAL
     ----------------                   ---------------------------
     1) Election of directors           The six candidates who receive the most
                                        votes are elected.

     2) Increase the number of          A majority of the shares issued
        authorized shares of TCF        and outstanding must vote in favor
        Financial common stock to       of this proposal.
        280,000,000

PROXIES

Please sign and return the enclosed proxy card. You may revoke your proxy by signing another proxy card or by attending the Annual Meeting and telling us you are revoking your proxy. If you sign and return the card, but do not provide us with voting instructions, your proxy will be voted in favor of all nominees, in favor of Proposal 2 and, if any other business comes before the meeting, as directed by William A. Cooper and/or Gregory J. Pulles, the Chairman and Vice Chairman of TCF Financial, respectively.

EXPENSES OF SOLICITATION

Solicitation is being done by mail and through assistance of a professional solicitor, Innisfree M & A Incorporated ("Innisfree"). Innisfree's contract provides its fees will be not less than $5,000 and not more than $11,000. TCF Financial is paying all costs of solicitation.


                         PROPOSAL 1  -  ELECTION OF DIRECTORS

INFORMATION ON DIRECTORS AND NOMINEES

The Board is divided into three classes of equal (or close to equal) size. Directors serve three-year terms, with one class being elected each year. The number of directors may be between seven and twenty-five. Within these limits, the Board sets the number of directors from time to time. The current number is seventeen.

At the Annual Meeting, stockholders will be asked to elect six directors whose terms will end at the Annual Meeting in the year 2001. Unless you instruct us to vote otherwise, all proxies will be voted in favor of the nominees listed in the following section. All nominees say they will serve if elected. If any nominee becomes unable to serve prior to the Annual Meeting, the person to whom your proxy gives the voting rights (William A. Cooper and/or Gregory J. Pulles) will vote for a replacement nominee. Director Mark K. Rosenfeld is retiring at the Annual Meeting. Therefore, only certain limited information is presented in this proxy statement for Mr. Rosenfeld.


                                         POSITION(S) WITH TCF FINANCIAL;                                   DIRECTOR
NAME                                 POSITIONS WITH SIGNIFICANT SUBSIDIARIES                       AGE      SINCE *
----                                 ---------------------------------------                       ---      -----
                                        NOMINEES FOR ELECTION AS DIRECTORS

CLASS II - TERM EXPIRES 2001
----------------------------
Robert E. Evans. . . . . . . . . .      Director                                                    62        1990
Luella G. Goldberg . . . . . . . .      Director                                                    61        1988
George G. Johnson. . . . . . . . .      Director of Great Lakes National Bank Michigan              55
David H. Mackiewich. . . . . . . .      Director; Chairman of TCF National Bank Illinois            59        1997
Lynn A. Nagorske . . . . . . . . .      Director and President; President of TCF National
                                                  Bank Minnesota                                    41        1995
Ralph Strangis . . . . . . . . . .      Director                                                    61        1991

                                   DIRECTORS WHOSE TERMS DO NOT EXPIRE IN 1998

CLASS III - TERM EXPIRES 1999
-----------------------------
Rudy Boschwitz . . . . . . . . . .      Director                                                    67        1991
William A. Cooper. . . . . . . . .      Director, Chairman and Chief Executive Officer              54        1987
Thomas A. Cusick . . . . . . . . .      Director, Vice Chairman and Chief Operating Officer;        53        1988
                                                  Chairman of TCF National Bank Minnesota
Thomas J. McGough. . . . . . . . .      Director                                                    64        1989
John L. Morgan . . . . . . . . . .      Director; President of Winthrop Resources                   56        1997
                                                  Corporation
Ronald A. Ward . . . . . . . . . .      Director; Chairman of TCF National Bank Wisconsin           53        1993


CLASS I - TERM EXPIRES 2000
---------------------------
Bruce G. Allbright . . . . . . . .      Director                                                    69        1987
William F. Bieber. . . . . . . . .      Director                                                    55        1997
Robert J. Delonis. . . . . . . . .      Director; Chairman of Great Lakes National
                                                  Bank Michigan                                     46        1995
John M. Eggemeyer III. . . . . . .      Director                                                    52        1994
Daniel F. May. . . . . . . . . . .      Director                                                    68        1988


     * Excludes director service with subsidiaries, predecessor companies or companies merged with TCF Financial.


              THE TCF BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TCF
                       STOCKHOLDERS VOTE FOR ALL THE NOMINEES.

BACKGROUND OF DIRECTORS. The following contains information regarding the nominees for the Board of TCF Financial as well as similar information for the other directors whose terms do not expire this year. Except for Ronald Ward, Robert Delonis, David Mackiewich and John Morgan, all directors or nominees were selected without any agreement or understanding that they would serve on the Board. Ronald Ward was elected to the Board as part of TCF Financial's acquisition of Republic Capital Group, Inc. in 1993. Robert Delonis was elected to the Board as part of TCF Financial's acquisition of Great Lakes National Bank Michigan in 1995. David Mackiewich was elected to the Board as part of TCF Financial's acquisition of Standard Financial, Inc. in 1997. John Morgan was elected to the Board as part of TCF Financial's acquisition of Winthrop Resources Corporation in 1997. There is no family relationship between any of the nominees, directors or executive officers of TCF Financial.

* ROBERT E. EVANS has been a director of TCF Financial since 1990, and was elected Vice Chairman of TCF Financial in 1993. He was President and Chief Operating Officer of TCF National Bank Minnesota, a wholly owned subsidiary of TCF Financial, from 1987 to 1993. Mr. Evans retired as an executive from TCF Financial and TCF National Bank Minnesota effective January 2, 1998 but continues as a Board member.

* LUELLA G. GOLDBERG has been a director of TCF Financial since 1988. She is a director of Reliastar Financial Corp and Hormel Foods Corporation. She has also been a director of Piper Funds, Inc., Piper Global Funds, Inc., and Piper Institutional Funds, Inc. since 1987, and of a number of related closed-end investment companies since 1988. Ms. Goldberg served as Chair of the Board of Trustees of Wellesley College from 1985 to 1993. From July 1993 to October 1993, Ms. Goldberg served as acting President of Wellesley College and now serves as a Trustee Emerita. Ms. Goldberg is also a past Chair of the Minnesota Orchestral Association, and is currently Chair of the University of Minnesota Foundation. In addition, she became a director of Communications Systems, Inc. and Personnel Decisions International in 1997.

* GEORGE G. JOHNSON is Managing Director of George Johnson & Company, a Certified Public Accounting firm. Mr. Johnson is an Executive Board Member of the Detroit Area Council of the Boy Scouts of America, Junior Achievement of Southeastern Michigan, Inc. and the Wayne State University Richard Austin Scholarship Fund. Mr. Johnson also serves as a director on the Detroit Regional Chamber of Commerce and as an advisor for the Black United Fund of Michigan, Inc. Mr. Johnson has been a past Chairman of the Salvation Army, Metropolitan Detroit and a former Chairman of the Audit Committee of the Detroit Historical Society. Mr. Johnson is a Certified Public Accountant.

* DAVID H. MACKIEWICH is Chairman of the Board of Directors of TCF National Bank Illinois, a wholly owned subsidiary of TCF Financial. Prior to September 1997, Mr. Mackiewich served as President, Chief Executive Officer and Chairman of the Board of Standard Federal Bank for savings. He also served as Chief Executive Officer and Chairman of the Board of Standard Financial, Inc. since 1994. Mr. Mackiewich has been a director of TCF Financial since September 1997.

* LYNN A. NAGORSKE has been President and Chief Executive Officer of TCF National Bank Minnesota, a wholly owned subsidiary of TCF Financial, since January 1, 1997, and has been a director of TCF Financial since 1995. Before that Mr. Nagorske had been President and Chief Operating Officer of TCF Financial since 1993 (he remains President of TCF Financial). He was the Treasurer (Principal Financial Officer) of TCF Financial since its formation in 1987 to 1995. Mr. Nagorske was an Executive Vice President of TCF National Bank Minnesota from 1988 until 1996. Mr. Nagorske also serves as Treasurer and a director for the Science Museum of Minnesota and is a director for the Mankato State University Foundation. Mr. Nagorske is a Certified Public Accountant.

* RALPH STRANGIS is a founding member of the Minneapolis law firm of Kaplan, Strangis and Kaplan, P.A. Mr. Strangis is also a director of Life USA Holding, Inc. and Damark International, Inc. Mr. Strangis is a trustee and Treasurer of the Minnesota Institute of Arts. He has been a director of TCF Financial since 1991.

-------------------------------
     *Nominee for election at the Annual Meeting

BRUCE G. ALLBRIGHT was President and a director of Dayton Hudson Corporation from 1987 until his retirement in 1990. Before that, he was Chairman and Chief Executive Officer of Dayton Hudson Corporation's largest division, Target Stores, a major national retailer, since 1984 and was the President and Vice Chairman of that division prior to that date. Mr. Allbright is a director of G&K Services, Inc. and Hannaford Brothers Company. Mr. Allbright has been a director of TCF Financial since its formation in 1987.

WILLIAM F. BIEBER has served as a director of TCF National Bank Minnesota since 1995 and was elected as a director of TCF Financial in 1997. Mr. Bieber is Chief Executive Officer and owner of Acrometal Companies, Inc., a Minnesota based organization supplying various products to the commercial and industrial marketplace. In addition, Mr. Bieber is the owner and President of Acrometal Management Corporation, and Chief Executive Officer and owner of AcroTech Industries, Inc., a Texas based operation supplying various products and services to the commercial and industrial marketplace. Mr. Bieber is currently a member of the World Presidents' Organization and the Minnesota Executives' Organization. He is President of the Board of Directors of Hammer Residences, Inc., a member of the Dunwoody Institute Board of Trustees and Quast Transfer Board of Directors. Mr. Bieber has been a past President and Trustee of the Washburn Child Guidance Center and a former cabinet member to the Minneapolis United Way.

RUDY BOSCHWITZ is Chairman of Home Valu, Inc. He served as a United States Senator from the State of Minnesota from 1978 to 1991. He is a director of Sunbelt Nurseries, San Juan Capistrano, CA. Mr. Boschwitz has been a director of TCF Financial since 1991.

WILLIAM A. COOPER has been Chairman of the Board of TCF Financial since its formation in 1987. Mr. Cooper has also been Chief Executive Officer of TCF Financial since 1987 and was Chief Executive Officer of TCF National Bank Minnesota until 1993. Mr. Cooper serves on the Boards of Directors of the Minnesota Business Partnership, RTW, Inc., and the Center for the American Experiment and is the Chairman of the Minnesota Republican Party. Mr. Cooper has been a director of TCF Financial since its formation in 1987 and of TCF National Bank Minnesota since 1985.

THOMAS A. CUSICK has been Chief Operating Officer of TCF Financial since January 1, 1997, and has been Vice Chairman of TCF Financial since 1993. Before 1993, he had been President of TCF Financial since its formation in 1987. Mr. Cusick served as Chief Executive Officer of TCF National Bank Minnesota from 1993 to 1996. He is Chairman of the Board of Directors of TCF National Bank Minnesota. Mr. Cusick is a director of Damark International, Inc., is a past Chairman of the Savings League of Minnesota and a past member of the Board of Trustees of the College of St. Benedict. Mr. Cusick has been a director of TCF Financial since 1988.

ROBERT J. DELONIS is Chairman of the Board of Great Lakes National Bank Michigan, a wholly owned subsidiary of TCF Financial. Mr. Delonis has been a director of Great Lakes National Bank Michigan since 1987 and of TCF Financial since 1995, and was Chief Executive Officer of Great Lakes National Bank Michigan from 1992 through 1995. He is Treasurer of Artrain, Vice-Chairman of Non-Profit Enterprise At Work, past Chairman of the Michigan League of Savings Institutions, and past Chairman of Catholic Social Services of Washtenaw County. Mr. Delonis is a Certified Public Accountant.

JOHN M. EGGEMEYER III is the founder and Chief Executive of Castle Creek Capital, LLC and Belle Plaine Financial, LLC, two companies which together form a merchant banking organization serving the banking industry exclusively. Mr. Eggemeyer serves as a director of Rancho Santa Fe National Bank and The Enterprise Fund. He has been a director of TCF Financial since 1994 and TCF National Bank Illinois since 1993.

DANIEL F. MAY is retired from various executive positions with Republic Airlines. Mr. May has been a director of TCF Financial since 1988. Mr. May is a Certified Public Accountant.

THOMAS J. MCGOUGH is President and one of the incorporators of McGough Construction Company, Inc., a Minnesota commercial contractor. Mr. McGough has been a director of TCF Financial since 1989.

JOHN L. MORGAN is a founder of Winthrop Resources Corporation, a wholly owned subsidiary of TCF National Bank Minnesota. Mr. Morgan has served as President of Winthrop Resources Corporation since 1985. Mr. Morgan has also been a director and an executive officer of Winthrop Resources Corporation since 1982. Mr. Morgan has been a director of TCF Financial since June 1997.

RONALD A. WARD is certified by the American Board of Oral Surgery and is a retired associate of Oral and Maxillofacial Surgery Associates of Waukesha, Ltd. Dr. Ward had been a director of Republic Capital Group, Inc. ("RCG") from 1987 and of Republic Capital Bank, F.S.B. from 1981 until TCF Financial's acquisition of RCG in 1993. Dr. Ward has been a director of TCF Financial and TCF National Bank Wisconsin, a wholly owned subsidiary of TCF Financial, since 1993 and is presently Chairman of the Board of Directors of TCF National Bank Wisconsin.


TCF BOARD RESPONSIBILITIES AND COMMITTEES

The business, property and affairs of TCF are managed by or under the direction of the Board. The Board met seven times in 1997. The following chart identifies the standing Board Committees (those which meet regularly) including those with audit and compensation responsibilities, the members of each standing Committee and the number of meetings held in 1997. The Board acts as a committee of the whole in nominating individuals for election to the Board.


                                        Principal                     Number of
Committee Name      Members             Responsibilities              Meetings
--------------      -------             ----------------              --------
Audit               Thomas J. McGough   - Relations with internal     4
                    Rudy Boschwitz        and external auditors
                    Ralph Strangis      - Reviewing audit
                    Ronald A. Ward        functions and
                    Mark K. Rosenfeld     controls
                                        - Reviewing financial
                                          reporting

Personnel/          Daniel F. May       - Recommending                5
Affirmative         Bruce G. Allbright    and approving
Action              Ralph Strangis        personnel-
                    Luella G. Goldberg    related items
                    William F. Bieber   - Awards stock and
                                          option grants
                                        - Determines executive
                                          compensation


                                          6

Shareholder         Daniel F. May       - Reviewing merger            6
Relations           William F. Bieber     and acquisition activity
                    John M. Eggemeyer   - Increasing shareholder
                    Ralph Strangis        value
                    Robert E. Evans
                    John L. Morgan

CRA/Community       Ronald A. Ward      - Monitoring compliance       4
Affairs             Bruce G. Allbright    with the Community
                    Rudy Boschwitz        Reinvestment Act
                    Luella G. Goldberg  - Monitoring involvement
                    David H. Mackiewich   in community activities
                    Mark K. Rosenfeld


TCF EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS OF TCF FINANCIAL

The following table contains information regarding executive officers of TCF Financial, or its principal wholly owned subsidiaries (TCF National Bank Minnesota, TCF National Bank Illinois, TCF National Bank Wisconsin, and Great Lakes National Bank Michigan) who are not directors of TCF Financial.


       NAME              AGE               PRINCIPAL POSITIONS HELD
--------------------     ---    -----------------------------------------------
Timothy P. Bailey        42     President and Chief Executive Officer of TCF
                                  National Bank Wisconsin
Peter Bell               46     Executive Vice President of TCF Financial
William E. Dove          61     Executive Vice President of TCF Financial
Michael B. Johnstone     50     President and Chief Executive Officer of TCF
                                  National Bank Illinois
Mark R. Lund             47     Senior Vice President, Assistant Treasurer and
                                  Controller (Principal Accounting Officer) of
                                  TCF Financial and TCF National Bank Minnesota
Ronald J. Palmer         45     Executive Vice President, Chief Financial
                                  Officer and Treasurer (Principal Financial
                                  Officer) of TCF Financial and TCF National
                                  Bank Minnesota
Gregory J. Pulles        49     General Counsel, Vice Chairman and Secretary of
                                  TCF Financial
Mary E. Sipe             41     Executive Vice President of TCF Financial
Earl D. Stratton         50     Executive Vice President and Chief Information
                                  Officer of TCF Financial
Barry N. Winslow         50     President and Chief Executive Officer of Great
                                  Lakes National Bank Michigan


The business experience of each of these executive officers during the last five years is as follows:

TIMOTHY P. BAILEY was named President and Chief Executive Officer of TCF National Bank Wisconsin in 1993. Prior to that Mr. Bailey had been Vice President of Commercial Lending/Loan Workouts with TCF National Bank Minnesota since 1988.

PETER BELL was named an Executive Vice President of TCF Financial in 1995, and has been an Executive Vice President of TCF National Bank Minnesota since 1994. Prior to that Mr. Bell was an independent consultant for more than five years. Mr. Bell also serves on the Board of Directors of the Center for the American Experiment, CommonBond, Citizens League, Greater Minnesota Housing Fund, and Hazelden Foundation. He is also a director and President of TC Rise and the Center for New Black Leadership.

WILLIAM E. DOVE was elected Executive Vice President of TCF Financial in 1996. Before that he was an Executive Vice President and Chief Credit Officer of Great Lakes National Bank Michigan since 1995. He has been an Executive Vice President of TCF National Bank Minnesota since 1985 and was the Director of Commercial Lending of TCF National Bank Minnesota until 1995.

MICHAEL B. JOHNSTONE was elected President and Chief Executive Officer of TCF National Bank Illinois in 1995. Prior to that Mr. Johnstone had been Senior Vice President of Branch Operations with TCF National Bank Minnesota.

MARK R. LUND was elected a Senior Vice President of TCF Financial in 1994. He has been Assistant Treasurer and Controller (Principal Accounting Officer) of TCF Financial and Assistant Treasurer of TCF National Bank Minnesota since 1991 and a Senior Vice President and Controller of TCF National Bank Minnesota since 1987. Mr. Lund is a Certified Public Accountant.

RONALD J. PALMER was elected Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) of TCF Financial in 1995. He has been President and Chief Executive Officer of TCF Mortgage Corporation, a wholly owned subsidiary of TCF National Bank Minnesota, and Executive Vice President of TCF National Bank Minnesota since 1992. Mr. Palmer is a Certified Public Accountant.

GREGORY J. PULLES has been General Counsel of TCF Financial since its formation in 1987 and Secretary of TCF Financial since 1989. He was elected a Vice Chairman of TCF Financial in 1993. Mr. Pulles has been Executive Vice President of TCF National Bank Minnesota since 1989, and was Secretary of TCF National Bank Minnesota from 1989 to 1995. He was also General Counsel of TCF National Bank Minnesota from 1985 until 1993.

MARY E. SIPE has been an Executive Vice President of TCF Financial since 1993. Ms. Sipe has been President of TCF Financial Insurance Agency, Inc. and TCF Financial Insurance Agency Illinois, Inc. since 1989, President of TCF Financial Insurance Agency Wisconsin, Inc. since 1993 and President of TCF Financial Insurance Agency Michigan, Inc. since 1995.

EARL D. STRATTON was elected Executive Vice President and Chief Information Officer of TCF Financial in 1995. Prior to that he was a Senior Vice President of TCF Financial. Mr. Stratton has been a Senior Vice President of TCF National Bank Minnesota since 1985.

BARRY N. WINSLOW was elected President and Chief Operating Officer of Great Lakes National Bank Michigan in 1995 and was elected Chief Executive Officer of Great Lakes National Bank Michigan in 1996. Prior to that he had been President and Chief Executive Officer of TCF National Bank Illinois since 1993.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TCF Financial's directors, executive officers and persons who beneficially own more than 10% of the outstanding shares of TCF Financial common stock to file stock ownership reports with the Securities and Exchange Commission and the New York Stock Exchange. Based upon representations signed by officers and directors, TCF Financial believes that all required reports were filed on a timely basis during 1997.

SECURITIES OWNERSHIP OF TCF DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT STOCKHOLDERS

The following chart shows ownership as of February 28, 1998 of TCF Financial common stock by those indicated.


Name of Beneficial Owner        Shares Beneficially Owned(1)    % of Shares Outstanding(2)
------------------------        ----------------------------    --------------------------
DIRECTORS AND NOMINEES WHO ARE NOT NAMED EXECUTIVES:

     Bruce G. Allbright. . . .        143,468  (4)(6)(8)                  (3)
     William F. Bieber . . . .        400,124  (6)(8)                     (3)
     Rudy Boschwitz. . . . . .         18,946  (6)                        (3)
     Robert J. Delonis . . . .        213,818  (4)(6)                     (3)
     John M. Eggemeyer III . .         18,318  (6)                        (3)
     Luella G. Goldberg. . . .         73,083  (6)(8)                     (3)
     George G. Johnson . . . .         13,813  (6)                        (3)
     Daniel F. May . . . . . .        104,326  (4)(6)(8)                  (3)
     David H. Mackiewich . . .        119,520  (6)                        (3)
     Thomas J. McGough . . . .         74,751  (4)(6)                     (3)
     John L. Morgan. . . . . .      1,837,990  (4)(5)                     2.0%
     Ralph Strangis. . . . . .         41,217  (6)(8)                     (3)
     Ronald A. Ward. . . . . .        252,367  (6)                        (3)
                                      -------                              ---
                                    3,311,741                             3.6%
NAMED EXECUTIVES:
     William A. Cooper . . . .      1,569,296  (4)(6)                     1.7%
     Thomas A. Cusick. . . . .        491,443  (6)                        (3)
     Robert E. Evans . . . . .        470,975  (4)(6)                     (3)
     Lynn A. Nagorske. . . . .        425,337  (5)(6)                     (3)
     Gregory J. Pulles . . . .        206,212  (4)(5)(6)                  (3)
                                      -------                              ---
                                    3,163,263                             3.4%
All Directors, Nominees and
Executive Officers combined
(28 persons, including those
named above)                        7,447,539  (4)(5)(6)(8)               8.0%

5% BENEFICIAL OWNERS
     Putnam Investments, Inc.       7,175,957  (7)                        7.7%
       One Post Office Square
       Boston, MA  02109
     Advisory Committee of TCF
       Employees Stock Purchase
       Plan                         4,708,326  (8)                        5.1%
       c/o General Counsel,
       TCF Financial Corporation
       801 Marquette Avenue,
       Mail Code 100-01-A
       Minneapolis, MN  55402

----------------------------------
1. All shares are directly owned or purchasable by options exercisable in 60 days, and the person indicated has sole or shared (joint account) voting and dispositive power, except as indicated in the following footnotes.

2. Each amount showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person upon the exercise of existing options within 60 days after February 28, 1998.

3.   1.0% or less.

4. Includes shares beneficially owned by family members who share the person's household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Allbright, 800 shares; Mr. Delonis, 16,804 shares; Mr. May, 1,800 shares; Mr. McGough, 40,000 shares; Mr. Morgan, 137,660 shares; Mr. Cooper, 4,240 shares; Mr. Evans, 2,660 shares; Mr. Pulles, 33,380 shares; and all directors, nominees and executive officers combined, 279,708 shares.

5. Includes shares which could be purchased upon the exercise of existing options within 60 days as follows: Mr. Morgan, 62,128 shares, Mr. Nagorske, 17,600 shares; Mr. Pulles, 6,880 shares; and all directors, nominees and executive officers combined, 172,808 shares.

6. Includes whole shares of TCF Financial common stock (vested and unvested) allocated to accounts as of January 31, 1998 in the TCF Employees Stock Purchase Plan, for which the named executives and certain directors have shared voting power as follows: Mr. Cooper, 48,655 shares; Mr. Cusick, 36,006 shares; Mr. Delonis, 19,167 shares; Mr. Evans, 25,711 shares; Mr. Mackiewich, 27,116 shares; Mr. Nagorske, 26,143 shares; Mr. Pulles, 19,898 shares; and all directors, nominees and executive officers combined, 316,495 shares. For Mr. Mackiewich, the number of shares includes shares in the Standard Federal Bank for savings 401(k) and ESOP Plans. Also includes whole shares of TCF Financial common stock in the trust for the Supplemental Employee Retirement Plan ("SERP"), for which the named executives have shared voting power, as of December 31, 1997, as follows:
     Mr. Cooper, 61,722 shares; Mr. Cusick, 17,158 shares; Mr. Evans, 14,576 shares; Mr. Nagorske, 8,720 shares; Mr. Pulles, 9,444 shares; and all directors, nominees and executive officers combined, 124,786 shares. Also includes whole shares of TCF Financial common stock (vested and unvested) in the trust for the TCF Financial Executive Deferred Compensation Plan or the TCF Financial Directors Deferred Compensation Plan for which the directors or named executives have sole or shared dispositive power, as of February 28, 1998 as follows: Mr. Allbright, 4,458 shares; Mr. Bieber, 8,124 shares; Mr. Boschwitz, 2,946 shares; Mr. Cooper, 874,705 shares; Mr. Cusick, 260,456 shares Mr. Delonis, 118,237 shares; Mr. Eggemeyer, 7,438 shares;; Mr. Evans, 205,424 shares; Ms. Goldberg, 41,751 shares; Mr. Johnson, 8,213 shares; Mr. May, 5,266 shares; Mr. McGough, 22,751 shares; Mr. Nagorske, 183,461 shares; Mr. Pulles, 99,683 shares; Mr. Strangis, 7,217 shares; Mr. Ward, 6,731 shares; and all directors, nominees and executive officers combined, 2,382,570 shares.

7. Putnam Investments, Inc. has shared dispositive power with respect to all of the shares and shared voting power with respect to 135,450 shares. Dispositive power is shared with Putnam Investment Management, Inc., an investment adviser subsidiary of Putnam Investments, Inc., with respect to 6,951,407 shares, and the Putnam Advisory Company, Inc., another investment adviser subsidiary, as to the remaining 224,550 shares.

8. The Advisory Committee for the TCF Employees Stock Purchase Plan has shared voting power with participants of all allocated shares in the Plan. Advisory Committee members disclaim ownership of these shares. Information on the table as to shares beneficially owned by Ms. Goldberg, and Messrs. Allbright, Bieber, May, and Strangis, does not include any shares beneficially owned by the Advisory Committee.

EXECUTIVE COMPENSATION

The following summary compensation table (the "Summary Compensation Table") identifies the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of TCF Financial and the four highest paid executives of TCF Financial whose salary and bonus earned in 1997 exceeded $100,000 (the "named executives"). The term "LTIP" refers to Long-Term Incentive Plans.

                              SUMMARY COMPENSATION TABLE

                                           Annual Compensation            Long-Term Compensation
                                           -------------------            ----------------------

                                                                            Awards          Payouts
                                                                            ------          -------

                                                                          Restricted
                                                                          ----------
                                                                             Stock            LTIP        All Other
Name and                                                                     -----            ----        ---------
Principal Position*                Year       Salary($)      Bonus($)      Awards($)        Payouts($) Compensation($)
------------------                 ----       ---------      --------      ---------        ---------- ---------------
                                                 (a)           (a)            (c)               (d)
WILLIAM A. COOPER,                 1997        $700,000     $1,400,000   $1,464,500(b)            $0      $89,369(e)
 Director, Chairman of             1996         600,000        750,000            0                0       54,882
 the Board and Chief               1995         600,000        615,000            0          184,771       38,466
 Executive Officer

THOMAS A. CUSICK,                  1997         360,000        720,000      754,000(b)             0       32,126(e)
 Director, Vice Chairman and       1996         360,000        450,000            0                0       15,552
 Chief Operating Officer           1995         360,000        369,000            0           56,644       15,338

ROBERT E. EVANS,                   1997         264,000        528,000      565,500(b)             0       24,590(e)
 Director and Vice Chairman        1996         264,000        330,000            0                0       11,957
                                   1995         264,000        270,600            0           46,176       11,942

LYNN A. NAGORSKE,                  1997         304,000        608,000      638,000(b)             0       22,943(e)
 Director and President            1996         264,000        330,000            0                0       10,271
                                   1995         264,000        270,600            0           45,315       10,481

GREGORY J. PULLES,                 1997         264,000        528,000      551,000(b)             0       22,098(e)
 Vice Chairman, General            1996         264,000        330,000            0                0       10,771
 Counsel and Secretary             1995         264,000        270,600            0           45,315       10,684



*  At December 31, 1997.

--------------------------------
a) Salary shown is for the year in which it was earned. Bonuses are shown for the year in which they were earned. The bonus reported for 1997 (paid in 1998) was paid entirely in cash and was based on the return on average assets ("ROA") of TCF Financial (See "Annual Cash Bonus" in the "Report of TCF Personnel/Affirmative Action Committee Report on Executive Compensation"). The bonuses reported in 1996 and 1995 were also paid entirely in cash and based on the achievement of ROA goals.

b) There were no restricted stock grants made to the named executives in 1995 or 1996. Stock grants were made effective January 1, 1997 and a portion (2/3rds) of the grant was canceled effective January 19, 1998. The amount shown is the market value of shares granted effective January 1, 1997 which were not canceled in January 1998. The shares reported on the table will vest on January 1, 2002, except for Mr. Evans. Due to his planned retirement, Mr. Evans received a one year grant and those shares vested effective January 1, 1998. The same number of shares that were canceled were regranted, effective January 19, 1998. The number of shares regranted, and their grant date value is as follows:


                     Name              Shares Regranted         Value
                     ----              ----------------         -----
              William A. Cooper             134,667            $4,334,594
              Thomas A. Cusick               69,333            $2,231,656
              Robert E. Evans                     0                     0
              Lynn A. Nagorske               58,666            $1,888,312
              Gregory J. Pulles              50,667            $1,630,844


     The value of the shares was determined by multiplying the number of shares by the fair market value (average of high and low prices) of TCF Financial common stock as of the grant date. Additional information is found in the "Personnel/Affirmative Action Committee Report on Executive Compensation" found on page 16 of this proxy statement.

c) Summary of restricted (unvested) stock holdings at December 31, 1997 (these shares are included in the Securities Ownership Table on page 9 and in the Restricted Stock Awards column shown on the Summary Compensation Table):

                                 # of Restricted                 Value at
               Name                Shares Held              December 31,1997*
               ----              ---------------            -----------------
        William A. Cooper            362,000                   $12,285,375
        Thomas A. Cusick             183,000                     6,210,563
        Robert E. Evans               86,000                     2,918,625
        Lynn A. Nagorske             126,162                     4,281,623
        Gregory J. Pulles            112,966                     3,833,784


     * Based on the closing market price of TCF Financial common stock at December 31, 1997 of $33.9375 per share.

     The number of restricted shares held represents shares awarded under the 1994 and 1997 restricted stock grants (footnote (b)). Dividends are paid, at the regular rate for TCF Financial common stock, on all shares of restricted stock outstanding.

d) The 1995 amount represents one-third of the stock awards made in lieu of cash bonuses in January 1994 which vested on January 1, 1996 valued at the market value (average of high and low prices) of TCF Financial common stock on December 31, 1995.

e) Represents defined contribution plan (401-(k) supplemental) employer contributions, forfeitures and dividend allocations during 1997 as follows:
     Mr. Cooper, $71,919; Mr. Cusick, $32,126; Mr. Evans, $24,590; Mr. Nagorske, $22,943; and Mr. Pulles, $22,098; and insurance premiums paid for Mr. Cooper in 1997 of $17,450.

GRANT OF OPTIONS AND STOCK APPRECIATION RIGHTS DURING 1997

There were no stock option grants in 1997 to Mr. Cooper or the other executives named in the Summary Compensation Table. TCF Financial has not at any time awarded Stock Appreciation Rights ("SARs"); therefore, there are no SARs outstanding.

OPTION EXERCISES IN 1997 AND VALUE OF OUTSTANDING OPTIONS AT DECEMBER 31, 1997

The following table shows the value of options still held at December 31, 1997. The value of unexercised options is the difference between the market value of TCF Financial common stock at the end of 1997 and the exercise price. None of the named executives exercised options during 1997.


                     OPTION EXERCISES IN 1997 AND VALUE OF OUTSTANDING
                              OPTIONS AT DECEMBER 31, 1997
                                            NUMBER OF SECURITIES
                                           UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED
                       SHARES                    OPTIONS AT       IN-THE-MONEY OPTIONS AT
                      ACQUIRED                DECEMBER 31, 1997      DECEMBER 31, 1997:
                         ON      VALUE        -----------------   -----------------------
        NAME          EXERCISE  REALIZED       VESTED/UNVESTED        VESTED/UNVESTED
---------------------------------------------------------------------------------------
  Lynn A. Nagorske       0         0              17,600/0              $543,136/0
  Gregory J. Pulles      0         0               6,880/0               212,317/0


REPRICING OF OUTSTANDING STOCK OPTIONS

TCF Financial has not at any time engaged in the repricing of stock options.

DEFERRED COMPENSATION PLANS

     - TCF Financial has two plans that allow eligible executives to defer payment of up to 100% of their base salary and bonus as well as grants of restricted stock.
     -    There are no company contributions.
     - The plans are known as the TCF Financial Executive Deferred Compensation Plan and the Senior Officer Deferred Compensation Plan.
     - Amounts deferred are credited to deferred compensation accounts along with the earnings and losses of the selected investments.
     - Available investments include TCF Financial common stock as well as other publicly traded stocks and bonds. At February 28, 1998, plan accounts held 2,440,507 shares of TCF Financial common stock valued at $80,765,529.
     -    Distributions from the plans are paid out over no more than 15 years.
     - TCF Financial has established trust funds to accumulate assets for payment of liabilities.

PENSION BENEFITS

     CASH BALANCE PLAN
     - Under the current TCF Cash Balance Plan, monthly payments are credited to retirement accounts of eligible employees in amounts ranging from 2.5% to 7.5% of their pay.
     - Retirement accounts are credited quarterly with interest payments which are tied to 30-year U.S. Government Bonds.
     - The benefit amount upon termination of employment is the balance of the account, paid in a lump sum or in other permitted forms of payment.
     PRIOR PENSION PLAN
     - Prior to September 1, 1990, TCF's pension plan was based on various formulas.
     - The last formula provided benefits at retirement equal to 50% of the final average pay reduced by 50% of Social Security benefits.
     - Benefits earned under this prior pension plan were frozen as of September 1, 1990.
     - For employees who were with TCF before September 1, 1990, any benefit accrued under this prior pension plan is added to their Cash Balance Pension Plan benefit.
     SERP
     - The named executives participate in a Supplemental Employee Retirement Plan ("SERP") related to the Cash Balance Pension Plan and the Prior Pension Plan.
     - The SERP provides benefits based on the Cash Balance Pension Plan and the Prior Pension Plan but which exceed the limits for those plans under the Internal Revenue Code.
     RETIREMENT BENEFITS
     - The total annual single life form of annuity benefit under these three pension plans (including, in Mr. Evans' case, an individual supplemental pension) for the named executives accrued through December 31, 1997 and payable at normal retirement age (age 65) is as follows: Mr. Cooper, $117,419; Mr. Cusick, $61,202; Mr. Evans, $95,336; Mr. Nagorske, $65,334; and Mr. Pulles, $45,444. If the
          executives continued with TCF until age 65 at their current compensation levels, their total projected annual annuity benefit under these plans would be: Mr. Cooper, $190,188; Mr. Cusick, $105,697; Mr. Nagorske, $172,065; and Mr. Pulles, $94,155. (Projected
          benefits are not presented for Mr. Evans because he has retired).

CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

     - TCF Financial and William A. Cooper signed an employment agreement effective July 1, 1996.
     - The agreement is a three-year contract with an annual renewal of the three-year term.
     -    Mr. Cooper's minimum base pay is $600,000.
     - If Mr. Cooper is terminated "without cause" or leaves for "good reason" he is entitled to receive his salary and bonus for three years in addition to receiving a lump sum payment for the value of any stock options or stock grants forfeited.
     - If Mr. Cooper is terminated with "cause" or leaves for other reasons, he cannot compete against TCF Financial for one year. This does not apply if a change in control occurs.
     - Mr. Cooper is entitled to severance pay if a change in control occurs (see next section).

SEVERANCE PAY ARRANGEMENTS AFTER A CHANGE IN CONTROL

     - Mr. Cooper and certain other executives (including the four other named executives) are entitled to severance pay if their employment is terminated due to a change in control.
     - Mr. Cooper is entitled to the following if he is terminated without cause, or if he terminates employment for any other reason, within 24 months after a change in control:
               - A cash payment equal to three times his base salary and three times the average of his last three years bonus payments.
               - The cash value of any stock options and stock grants which he would forfeit.
               - If Mr. Cooper becomes subject to an excise tax because of receiving severance pay, he is entitled to receive reimbursement for this tax and additional sums to make up for any resulting additional income tax amounts so there is no net cost to Mr. Cooper from the excise tax.
     - The other four named executives are entitled to the following benefits if they are terminated or if they terminate employment for "good reason" within 18 months after a change in control:
               - A cash payment equal to two times their annual salary and bonus plus the value of any stock options and restricted stock they forfeit.
               - Medical, group life and group long-term disability insurance for two years at the same cost as if they remained employed.
               - Payments are not limited to 299% of annual compensation. Unlike Mr. Cooper's contract, there is no reimbursement of any excise tax due.
     - If the executives named in Summary Compensation Table had been terminated effective March 1, 1998 due to a change in control, they would receive the following amounts (including the value of vesting of restricted stock): Mr. Cooper, $16,805,936; Mr. Cusick, $4,829,333; Mr. Nagorske, $3,970,956; and Mr. Pulles, $3,536,368. In the case of Mr. Cooper, this figure also includes the value of his excise tax cost reimbursement. Mr. Evans retired effective January 2, 1998. Therefore, he would not receive a change in control payment.

COMPENSATION OF TCF FINANCIAL DIRECTORS

     -    Employee  ("inside") directors receive no pay for board service.

     -    Non-employee directors are paid in cash and with stock grants.
     -    Cash compensation:
               - Annual Retainer-$20,000 (which may be deferred and invested in TCF Financial common stock)
               -    Board Meetings-$700/meeting
               -    Committee Meetings-$300/meeting ($500 if chairperson)
               - Directors who also serve on boards of subsidiary banks receive meeting fees authorized by the bank, but do not receive an annual retainer fee.
     -    Stock grants:
               - Directors receive TCF Financial stock grants equal to three times their annual retainer ($20,000 x 3 = $60,000).
               - The number of shares granted is determined by dividing three times the annual retainer fee by the price of TCF Financial common stock on the grant date.
               - One-third of the shares vest in each year that TCF Financial's return on equity exceeds 15% (goals change from time to time).
               -    The stock vests over a minimum of three years.
               -    Once all shares vest, new grants are made.
               -    Unvested shares will vest if a change in control occurs.
     - Directors may defer the payment of cash compensation or stock purchased with such compensation and stock grants until they retire.
     -    Directors' Retirement Plan:
               - Directors with five or more years of service receive a retirement benefit.
               - After five years directors are 50% vested and after ten years they are 100% vested.

                         Years of Service              Annual Benefit
                         ----------------              --------------
                         Five                            50% x $20,000 = $10,000
                         Six                             60% x $20,000 = $12,000
                         Seven                           70% x $20,000 = $14,000
                         Eight                           80% x $20,000 = $16,000
                         Nine                            90% x $20,000 = $18,000
                         Ten or more                    100% x $20,000 = $20,000

               -    Benefits vest if a change in control occurs.

     - The benefit is paid for a number of years equal to the director's length of service on the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Personnel/Affirmative Action Committee in 1997 were Daniel F. May (Chairman), Bruce G. Allbright, William F. Bieber, Luella G. Goldberg, and Ralph Strangis. None of these members is an executive officer, employee or former employee of TCF Financial. Mr. Strangis is a member of the law firm of Kaplan, Strangis and Kaplan, P.A. TCF Financial and its subsidiaries used this firm during 1997 for certain legal work. The amount paid to this law firm in 1997 for legal services was $920,000. TCF Financial believes that the fees charged by this law firm for the services provided were at market rates and were not affected by Mr. Strangis' position as a director.

During 1997, Capital City Travel, Inc. ("Capital") provided certain travel related services to TCF Financial (including its subsidiaries). The fees and commissions received by Capital were less than

$60,000. Such charges did not exceed 5% of Capital's gross revenues. Grace Strangis, the spouse of Ralph Strangis, is an officer, director and stockholder of Capital.

William F. Bieber is affiliated with Crosby Manufacturing, Inc., Woodland Village Investments Limited Partnership and Acrometal Companies. In 1997 TCF National Bank Minnesota had corporate term loans, commercial real estate loans and a letter of credit outstanding to these companies. All loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

PERSONNEL/AFFIRMATIVE ACTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

TCF Financial compensates its executive officers in three ways: base compensation, cash bonus, and restricted stock grants. See the Summary Compensation Table on page 11 for a chart showing their compensation for the last three years.

BASE COMPENSATION
The Personnel/Affirmative Action Committee (the "Committee") reviews base compensation annually at its December meeting. The Chairman of the Board makes recommendations to the Committee for each of the executive officers other than himself. The Committee generally requests an opinion from its outside consultant, Towers Perrin, before it makes any significant adjustment to overall base compensation for the executive group. The Committee does not tie its base compensation decisions to any particular formulas, measurements or criteria, but members particularly take into account the Company's performance and compensation levels paid by competitors. For 1997, the Committee raised Mr. Cooper's base compensation from $600,000 to $700,000, primarily because of the Company's strong financial performance. Over the last three years, there have been only two other significant base compensation increases: in 1995 Mr. Cusick's base compensation was increased to $360,000 because he assumed responsibility for subsidiary banks; and in 1997 Mr. Nagorske's base compensation was increased to $304,000, based on his assumption of the presidency of TCF National Bank Minnesota. The Committee did not increase base compensation for Mr. Cooper or any of the named executives for 1998.

ANNUAL CASH BONUS
TCF Financial has a cash bonus program which is tied to return on average assets ("ROA"). This program has been in effect, using the same general approach, for the last three years. Each year, in December or January, the Committee sets the ROA goals for the upcoming year. For each of the last three years these goals have been progressively higher as the Company's performance has steadily increased. In 1997, the goals were:

ROA            < 1.25%        1.25%     1.30%     1.40%     1.50%     1.60%     1.70%     > or = 1.80%
Bonus %             0%          25%       50%       75%      100%      125%      150%             200%


In 1997, TCF's ROA as calculated under the TCF Performance-Based Compensation Policy, exceeded 1.80% and bonuses were paid at 200% of base compensation. The ROA is adjusted under TCF's Performance-Based Compensation Policy to exclude extraordinary items and unusual nonrecurring items and the financial impact of mergers and acquisitions in the year of the transaction (for example, the financial impact of the acquisition of Winthrop Resources Corporation and Standard Financial, Inc. was excluded in calculating the ROA for 1997). No targets, goals or requirements were waived by the Committee in approving these bonuses.

For 1998, the ROA goals are:

ROA            < 1.30%        1.30%     1.35%     1.40%     1.50%     1.60%     1.70%     > or = 1.80%
Bonus %             0%          25%       50%       75%      100%      125%      150%             200%


The Committee sets the ROA goals each year based upon a review of the ROA performance of a selected peer group. For purposes of establishing the goals for 1997, the group was comprised of all banks and thrifts between $5 and $10 billion in assets. For 1998, the group consists of the 30 banks and thrifts closest to TCF Financial in asset size (15 below and 15 above). The Committee adjusts the ROA performance of this peer group to exclude extraordinary items and merger related charges. The average adjusted ROA for this peer group for the four quarters ending September 30, 1997 was approximately 1.29%.

The Committee believes that tying cash bonuses to return on assets increases the financial performance of TCF Financial.

STOCK GRANTS
The Committee periodically makes restricted stock grants to executives. These grants are tied to a return on average equity ("ROE") goal. A grant was made in 1996 to be effective starting in 1997. One-third of the grant was earned in 1997 based on an ROE of 21.90% for that year, and this third of the grant will vest on January 1, 2002, subject in general to continuing employment through that date. For accounting reasons, the remaining two-thirds of the grant was canceled in January 1998 and re-granted (the "1998 Grant") subject to new terms. The terms of the 1998 Grant are that each year the executive can earn a percentage of the grant which will vest on January 1, 2002, based upon the following table:

                                   then the percentage earned    Delayed
If TCF's ROE for a fiscal year is  for such fiscal year is       Vesting (2008)
---------------------------------  -----------------------       --------------
< 15.00%                           not-applicable                30.0%
> or = 15.00%, < or = 17.50%       30.0%
> 17.50%, < or = 20.00%            37.5%
> 20.00%                           50.0%


Any shares not vested on January 1, 2002 will vest on January 1, 2008, subject in general to continuing employment through that date. The value of shares granted in 1997 (net of cancellations) is shown on the Summary Compensation Table. The value of the 1998 Grant is shown in footnote b) to the Summary Compensation Table on page 11. Although the 1998 Grant vesting is based on ROE, this Grant is not intended to qualify as performance-based under TCF's Performance-Based Compensation Policy.

For 1997, TCF's adjusted ROE was 21.90% and therefore 33 1/3% of the shares were earned for future vesting. ROE is adjusted under TCF's Performance-Based Compensation Policy to exclude extraordinary items and unusual nonrecurring items and the financial impact of mergers and acquisitions in the year of the transaction (for example the financial impact of the acquisition of Winthrop Resources Corporation and Standard Financial, Inc., was excluded in calculating the ROE for 1997). No targets, goals or requirements were waived by the Committee in approving the ROE achieved in 1997. Shares earned each year under the 1996 grant do not vest, however, until January 1, 2002. Generally, the executive must remain with TCF Financial through January 1, 2002 in order to receive the shares. Thus, the grants serve as an incentive to increase ROE and also serve as a vehicle to retain senior management.

COMPENSATION PHILOSOPHY
TCF Financial has a seven point compensation philosophy statement which the Committee reviews in all of its compensation decisions. This statement was adopted in 1993 and remains unchanged since then.

The main goal of the compensation philosophy is to improve the profitability of the Company. The Committee achieves this goal by tying the majority of executive compensation to what it believes are the two most significant measures of profitability, ROA and ROE. The annual bonus is based on ROA goals. The earning and vesting of stock grants is based on ROE goals. The Committee sets the ROA and ROE goals after a review of peer group performance. Minimum return on assets in order to earn any bonus is set at or near the peer group average. Minimum return on equity to earn any stock grants has been set higher than the peer group average.

A second goal of the compensation philosophy is to attract and retain highly competent executives. The Committee achieves this objective by setting base compensation and incentives at competitive levels. Annually, the Committee reviews compensation paid by a selected peer group (for 1998 the 30 banks and thrifts closest to TCF Financial in asset size). The Committee intends to pay at the high end of the compensation scale, but only if the Company continues to achieve financial performance at the high end of the peer group.

The Committee also achieves retention of executives by delaying the vesting of restricted stock. Although a portion of the stock award can be earned annually, all vesting is delayed: the last grant, made in 1996 to be effective starting in 1997, will not vest until 2002.

The Company's compensation philosophy has been successful. Annually, the Committee compares the Company's ROA and ROE performance, and its stock price performance (using one, three and five-year returns to shareholders, including dividends), to its peer group. The Company ranked third in combined performance out of peer group companies in 1996, first in 1995, and first in 1994.

The Committee intends that compensation will either be performance-based or deferred, as necessary, such that compensation does not exceed the tax deduction limits of the Internal Revenue Code. To date, all compensation paid to executives has been deductible.

COMMITTEE MEMBERSHIP
The Committee members are not, and never have been, executive officers of TCF Financial. All Committee members are outside directors. On certain matters, a smaller group of the Committee acts as a Sub-Committee in approving performance-based goals and other matters as required by law.

BY THE COMMITTEE:

Daniel F. May, Chairman
Bruce G. Allbright
Luella G. Goldberg
Ralph Strangis
William F. Bieber

TCF FINANCIAL COMPARATIVE STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on TCF Financial common stock over the last five fiscal years with the cumulative total return of the Standard and Poor's 500 Stock Index, the SNL All Bank and Thrift Index and a TCF Financial-selected group of peer institutions over the same period (assuming the investment of $100 in each index on December 31, 1992 and reinvestment of all dividends). The SNL All Bank and Thrift Index includes every bank and thrift institution in the U.S. traded on a major public exchange, a total of 831 companies as of December 31, 1997, and provides a context for comparing the TCF Financial-selected peer group to the rest of TCF Financial's industry. The TCF Financial-selected group of peers consists of 30 banks and thrifts, 15 of them immediately greater than and 15 of them immediately less than TCF Financial in total assets at December 31, 1997. For 1996, the TCF Financial-selected peer group consisted of the following: Charter One Financial, Inc.; Commerce Bancshares, Inc.; FirstMerit Corporation; FirstFed Financial Corporation; First Virginia Banks, Inc.; Provident Financial Group, Inc.; Star Banc Corporation; St. Paul Bancorp, Inc.; and UMB Financial Corporation. First Financial Corporation (WI) and Standard Federal Bancorporation, Inc. were removed from the peer group as a result of mergers or acquisitions involving them in 1997 which made them no longer comparable.

                                       [GRAPH]


                                                                       PERIOD ENDING
                             -----------------------------------------------------------------------------------
                             -----------------------------------------------------------------------------------
INDEX                        12/31/92       12/31/93       12/31/94       12/31/95       12/31/96       12/31/97
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
TCF Financial Corp.           100.00         119.78         149.61         246.32         329.98         524.75
S&P 500                       100.00         110.08         111.53         153.44         188.52         251.44
SNL All Bank & Thrift Index   100.00         110.97         108.52         168.94         234.17         359.47
1997 TCF Peer Group           100.00         102.10         104.37         161.10         217.35         359.14
1996 TCF Peer Group           100.00         107.90         104.80         156.71         217.55         358.16


CERTAIN TRANSACTIONS OF TCF DIRECTORS AND OFFICERS

During 1997, David H. Mackiewich, a director and Chairman of TCF National Bank Illinois, had a home mortgage with Standard Federal Bank for savings, a subsidiary of Standard Financial, Inc. Standard Financial, Inc. was acquired by TCF Financial in September, 1997. See also disclosures on page 15 under "Compensation Committee Interlocks and Insider Participation" for certain transactions of directors who are members of the Personnel/Affirmative Action Committee. The loan to Mr. Mackiewich was made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

PROPOSAL 2 - INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

TCF Financial is currently authorized to issue 140,000,000 shares of common stock and 30,000,000 shares of preferred stock. The Board recommends increasing the authorized number of common shares to 280,000,000. Under Delaware General Corporation Law, stockholders must approve this increase. This change requires amending Article 4.A. of the Restated Certificate of Incorporation of TCF (the "TCF Certificate") to read as follows:

     A.   AUTHORIZED SHARES

     The total number of shares of all classes of stock which the Corporation shall have the authority to issue is THREE HUNDRED TEN MILLION (310,000,000) shares, $.01 par value, divided into two classes of which TWO HUNDRED EIGHTY MILLION (280,000,000) shares shall be Common Stock (hereinafter the "Common Stock") and thirty million (30,000,000) shares shall be Preferred Stock (hereinafter the "Preferred Stock"). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without a separate vote of the holders of Preferred Stock as a class.

The Board is seeking stockholder approval for this change because Delaware General Corporation Law provides that approval by a majority of shares entitled to vote is necessary to approve authorization of additional stock. If the stockholders do not approve the proposal it will not become effective.

REASONS TO INCREASE THE NUMBER OF COMMON SHARES AUTHORIZED

TCF Financial may need additional shares available for future stock dividends and stock splits, for its Shareholder Rights Plan, for future acquisitions, to have shares available for employee benefit plans and for general corporate purposes.

POSSIBLE DISADVANTAGES TO STOCKHOLDERS IF ADDITIONAL SHARES ARE ISSUED

The percentage ownership and voting power of your TCF Financial common stock may be reduced if additional shares are issued. This could also reduce the earnings per share and book value per share. Although the Board does not currently intend to use the additional authorization of shares for anti-takeover purposes, in the event of a non-negotiated takeover attempt the additional authorized shares could be used to deter or discourage such a takeover. For example, the Board could issue a block of shares to a person or persons who opposed a particular buyer with the expectation that they would vote against that buyer's offer.

TCF Financial already has in place a number of measures intended to discourage non-negotiated acquisitions. These measures, and their potential impact, are described more fully in the following section.

EXISTING LIMITATIONS TO GAINING CONTROL OF TCF FINANCIAL

The TCF Certificate and the Bylaws of TCF Financial already contain provisions which make it more difficult for a third party to gain control of the Company.

MINIMUM PRICE PROVISION. A potential acquirer must meet certain procedural and price conditions unless the Board approves the transaction and the acquisition receives an 80% vote from stockholders.

AUTHORIZATION TO ISSUE ADDITIONAL SHARES. The Board can authorize issuing up to a total of 140,000,000 common shares (proposed to be increased to 280,000,000 at this Annual Meeting) and 30,000,000 preferred shares with various voting rights.

AMENDING THE TCF CERTIFICATE OR THE BYLAWS OF TCF. For takeover related matters, amendments require approval of 80% of shares eligible to vote.

CLASSIFIED BOARD. TCF Financial's Board is divided into three classes with staggered three-year terms. A potential acquirer may need three years to change the Board membership. Additionally, cumulative voting is not allowed.

PROCEDURES FOR STOCKHOLDER PROPOSALS.   Stockholders are required to give the
Board advance notice of proposals (see "Stockholder Proposals" on page 23 of this proxy statement).

SPECIAL MEETINGS. Special meetings can only be called by a majority of continuing directors, not by potential acquirers or shareholders.

ACCELERATION OF STOCK AWARDS. Stock and option awards become fully exercisable or vest if a change-in-control occurs. This could have the effect of increasing the number of shares of stock under the control or influence of TCF Financial employees or directors.

DELAWARE GENERAL CORPORATION LAW. Stockholders owning 15% or more of the voting shares are restricted from engaging in certain transactions for three years unless they have prior board approval or if allowed by law.

SHAREHOLDER RIGHTS PLAN. If a potential buyer acquires 15% or more of TCF Financial common stock, certain share purchase rights become exercisable. The 15% level can be reduced to 10% by the Board under certain circumstances. These rights entitle holders to buy one one-hundredth of a share of a new series of junior participating preferred stock for $90 per share. If certain events occur the holders of rights are entitled to purchase either TCF Financial common stock or the shares of an acquiring entity at half of the market value. The rights expire on June 9, 1999.

Because of these factors, TCF Financial common stock may not attract investors and this could lead to a lower stock price and make it more difficult to sell the stock. These factors could also discourage a potential buyer from attempting to acquire TCF Financial.


THE TCF BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TCF STOCKHOLDERS VOTE FOR AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 140,000,000 TO 280,000,000.

                            INDEPENDENT PUBLIC ACCOUNTANTS

KPMG Peat Marwick LLP served as TCF Financial's independent public accountants for the fiscal year ended December 31, 1997 and have been engaged to continue as TCF Financial's independent public accountants for the fiscal year ending December 31, 1998. Stockholders are not being asked to vote on the selection of independent public accountants. It is expected that representatives of KPMG will attend the Annual Meeting.


                    STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

If you are a stockholder and you wish to have a proposal included in TCF Financial's 1999 proxy statement for its 1999 Annual Meeting you must submit your request in writing to the Secretary of TCF Financial no later than November 20, 1998. It is suggested that proposals be sent by certified mail. The Board reviews stockholder proposals to determine if they meet the requirements for being included in the proxy statement as established by the Securities and Exchange Commission.

Proposals not included in proxy mailings may be submitted to the Annual Meeting if they meet the requirements of the Bylaws of TCF. Stockholders must deliver a notice of the proposal to the Secretary of TCF Financial by the deadline. The deadline is at least 60 days but not more than 90 days before the Annual Meeting, but if TCF Financial gives less than 70 days notice of the Annual Meeting, the deadline is the earlier of the date the notice of the Annual Meeting was mailed or public disclosure of the Annual Meeting was made. Stockholders can nominate directors at an Annual Meeting if the nomination is submitted to the Secretary of TCF Financial by the same deadline as applies to other Stockholder Proposals and if the nomination satisfies the information requirements in the Bylaws of TCF as determined by the Board. Public disclosure of this Annual Meeting was made February 19, 1998 in a news release and by publishing notice in newspapers in Minnesota, Michigan, Wisconsin, Illinois and Colorado on February 19, 1998. No stockholder proposals or nominations were received by the required date for this Annual Meeting.


                                    ANNUAL REPORT

TCF Financial is furnishing with this proxy statement a copy of its 1997 Annual Report including financial statements. STOCKHOLDERS MAY RECEIVE A FREE COPY OF TCF FINANCIAL'S 1997 ANNUAL REPORT ON FORM 10-K. If you wish to receive a copy please send a written request to the Corporate Secretary of TCF Financial at the corporate address on page one of this proxy statement. If you want copies of exhibits to the 1997 Annual Report on Form 10-K a reasonable charge may be made for the expense.

                                     DETACH HERE

                                        PROXY

                                         TCF

                                    APRIL 29, 1998

                    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

To: First Trust National Association as Trustee under the Trust Agreement for the TCF Employees Stock Purchase Plan (formerly known as the TCF Employee Stock Ownership Plan - 401(k)).

The Trustee named above is hereby instructed to vote (by proxy, in the form solicited by the Board of Directors, or in person) all the shares or fractional shares of common stock of TCF Financial Corporation which are credited to the undersigned's account(s) as of the latest available processing date on or before March 13, 1998 at the Annual Meeting of Stockholders of TCF Financial Corporation to be held on April 29, 1998, or any adjournment thereof, on the items set forth on the reverse hereof, as described in the accompanying Proxy Statement and upon such other business as may properly come before the Annual Meeting including: any matters which the Board of Directors did not know, a reasonable time before mailing this solicitation, would be presented at the Annual Meeting; approval of minutes of the prior annual stockholders meeting; election of any person as director in place of a nominee who is unable to serve or who for good cause will not serve; and matters incident to the conduct of the Annual Meeting. Voting rights will be exercised by the Trustee as directed, provided instructions are received by the Trustee by April 24, 1998. Under the TCF Employees Stock Purchase Plan, the Advisory Committee, consisting of the Personnel/Affirmative Action Committee of the Board of TCF Financial Corporation, has authority to direct the Trustee as to voting of shares as to which no instructions are received by April 24, 1998.

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE. BY LAW, YOUR VOTE IS CONFIDENTIAL.

SEE REVERSE SIDE                                                SEE REVERSE SIDE
                     (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                     DETACH HERE

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

                   PROXY CARD FOR TCF EMPLOYEES STOCK PURCHASE PLAN
                            (CONTINUED FROM REVERSE SIDE)

UNLESS OTHERWISE INDICATED, ALL SIGNED PROXY CARDS RECEIVED WILL BE VOTED "FOR" ALL PROPOSALS REFERRED TO HEREIN. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL PROPOSALS.

1. Election of Directors.
   Nominees:   Robert E. Evans, David H. Mackiewich,
               Luella G. Goldberg, Lynn A. Nagorske,
               George G. Johnson, Ralph Strangis
               / / FOR ALL NOMINEES   / / WITHHELD FROM ALL NOMINEES

/ /
   -----------------------------------------
     For all nominees except as noted above

                                                     FOR   AGAINST   ABSTAIN
2. Approve the increase in the number                / /    /  /       / /
   of authorized shares of common stock
   from 140,000,000 to 280,000,000.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

NOTE: The shares represented by this voting instruction card will be voted on a confidential basis as directed by the participant. If no signed proxy card is received by April 24, 1998, however, the shares under the TCF Employees Stock Purchase Plan will be voted as directed by the Advisory Committee of the Plan. This proxy may be revoked only by a written revocation or a new proxy card received by the Trustee on or before April 24, 1998.
NOTE: Please sign as name appears hereon.

Signature:                                 Date:
          --------------------------            ------------

                                     DETACH HERE

                                        PROXY

                                         TCF

                                    APRIL 29, 1998

                    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

To: Harris Bank - Palatine, N.A. as Trustee (the "Trustee") under the Trust Agreement for the 401(k) Plan of the Employees of Standard Federal Bank for savings (the "401-k Plan").

The Trustee named above is hereby instructed to vote (by proxy, in the form solicited by the Board of Directors, or in person) all the shares or fractional shares of common stock of TCF Financial Corporation which are credited to the undersigned's account(s) in the 401-k Plan, as of the latest available processing date on or before March 13, 1998 at the Annual Meeting of Stockholders of TCF Financial Corporation to be held on April 29, 1998, or any adjournment thereof, on the items set forth on the reverse hereof, as described in the accompanying Proxy Statement and upon such other business as may properly come before the Annual Meeting including: any matters which the Board of Directors did not know, a reasonable time before mailing this solicitation, would be presented at the Annual Meeting; approval of minutes of the prior annual stockholders meeting; election of any person as director in place of a nominee who is unable to serve or who for good cause will not serve; and matters incident to the conduct of the Annual Meeting. Voting rights will be exercised by the Trustee as directed, provided instructions are received by the Trustee by April 24, 1998. This proxy may be revoked only by a written revocation or a new proxy card received by the Trustee on or before April 24, 1998. Under the 401-k Plan, the Trustee will vote the shares as to which no instructions have been received by April 24, 1998 in the same proportion as the voting of shares for which it received voting instructions.

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE. BY LAW, YOUR VOTE IS CONFIDENTIAL.

                                                            ----------------
          (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)  SEE REVERSE SIDE
                                                            ----------------

                                     DETACH HERE

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.
                      PROXY CARD FOR STANDARD 401-K PLAN SHARES
                            (CONTINUED FROM REVERSE SIDE)
UNLESS OTHERWISE INDICATED, ALL SIGNED PROXY CARDS RECEIVED WILL BE VOTED "FOR" ALL PROPOSALS REFERRED TO HEREIN. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL PROPOSALS.

1. Election of Directors
   Nominees:   Robert E. Evans, David H. Mackiewich,
               Luella G. Goldberg, Lynn A. Nagorske,
               George G. Johnson, Ralph Strangis
               / / FOR ALL NOMINEES  / / WITHHELD FROM ALL NOMINEES

/ /
   --------------------------------------------
     For all nominees except as noted above

                                         FOR    AGAINST     ABSTAIN
2. Approve the increase in the number    / /      / /         /  /
   of authorized shares of common stock
   from 140,000,000 to 280,000,000.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   / /

NOTE: The shares represented by this voting instruction card will be voted on a confidential basis as directed by the participant. If no signed proxy card is received by April 24, 1998, however, the shares will be voted by the Plan Trustee as indicated on the reverse side of this proxy card.

NOTE: Please sign as name appears hereon.

Signature:                             Date:
          -----------------------           --------------

                                     DETACH HERE

                                        PROXY

                                         TCF

                                    APRIL 29, 1998

                    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints William A. Cooper and Gregory J. Pulles, or either of them, as proxies with full power of substitution, to vote all shares of common stock of TCF Financial Corporation of record in the name of the undersigned at the close of business on March 13, 1998, at the Annual Meeting of Stockholders of TCF Financial Corporation to be held on April 29, 1998, or any adjournment thereof, hereby revoking all former proxies, on the items set forth on the reverse side hereof, as described in the accompanying Proxy Statement and upon such other business as may properly come before the Annual Meeting including: any matters which the Board of Directors did not know, a reasonable time before mailing this solicitation, would be presented at the Annual Meeting; approval of minutes of the prior annual stockholders meeting; election of any person as director in place of a nominee who is unable to serve or who for good cause will not serve; and matters incident to the conduct of the Annual Meeting.

SEE REVERSE SIDE                                                SEE REVERSE SIDE
                     (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                     DETACH HERE

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.
                                      PROXY CARD
                            (CONTINUED FROM REVERSE SIDE)
UNLESS OTHERWISE INDICATED, ALL SIGNED PROXY CARDS RECEIVED WILL BE VOTED "FOR" ALL PROPOSALS REFERRED TO HEREIN. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL PROPOSALS.

1. Election of Directors
   NOMINEES:   Robert E. Evans, David H. Mackiewich,
               Luella G. Goldberg, Lynn A. Nagorske,
               George G. Johnson, Ralph Strangis
               / / FOR ALL NOMINEES  / / WITHHELD FROM ALL NOMINEES
/ /
   --------------------------------------------
     For all nominees except as noted above

Signature:                             Date:
          -----------------------           --------------

                                         FOR    AGAINST     ABSTAIN
2. Approve the increase in the number    / /      / /         /  /
   of authorized shares of common stock
   from 140,000,000 to 280,000,000.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   / /

NOTE: Please sign as name appears hereon. In case of joint owners, each owner should sign. When signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by a duly authorized officer. For partnerships, please sign in partnership name by authorized person.

Signature:                             Date:
          -----------------------           --------------

                                     DETACH HERE

                                        PROXY

                                         TCF

                                    APRIL 29, 1998

                    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

To: Harris Bank - Palatine, N.A. as Trustee (the "Trustee") under the Trust Agreement for the Standard Federal Bank for savings Employee Stock Ownership Plan and Trust (the "ESOP Plan").

The Trustee named above is hereby instructed to vote (by proxy, in the form solicited by the Board of Directors, or in person) all the shares or fractional shares of common stock of TCF Financial Corporation which are credited to the undersigned's account(s) in the ESOP Plan, as of the latest available processing date on or before March 13, 1998 at the Annual Meeting of Stockholders of TCF Financial Corporation to be held on April 29, 1998, or any adjournment thereof, on the items set forth on the reverse hereof, as described in the accompanying Proxy Statement and upon such other business as may properly come before the Annual Meeting including: any matters which the Board of Directors did not know, a reasonable time before mailing this solicitation, would be presented at the Annual Meeting; approval of minutes of the prior annual stockholders meeting; election of any person as director in place of a nominee who is unable to serve or who for good cause will not serve; and matters incident to the conduct of the Annual Meeting. Voting rights will be exercised by the Trustee as directed, provided instructions are received by the Trustee by April 24, 1998. This proxy may be revoked only by a written revocation or a new proxy card received by the Trustee on or before April 24, 1998. Under the ESOP Plan, the Trustee will vote the shares as to which no instructions have been received by April 24, 1998, as well as all unallocated shares, in the same proportion as the voting of shares for which it received voting instructions.

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE. BY LAW, YOUR VOTE IS CONFIDENTIAL

                                                            ----------------
          (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)  SEE REVERSE SIDE
                                                            ----------------

                                     DETACH HERE

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.
                         PROXY CARD FOR STANDARD ESOP SHARES
                            (CONTINUED FROM REVERSE SIDE)
UNLESS OTHERWISE INDICATED, ALL SIGNED PROXY CARDS RECEIVED WILL BE VOTED "FOR" ALL PROPOSALS REFERRED TO HEREIN. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL PROPOSALS.

1. Election of Directors
   NOMINEES:   Robert E. Evans, David H. Mackiewich,
               Luella G. Goldberg, Lynn A. Nagorske,
               George G. Johnson, Ralph Strangis
               / / FOR ALL NOMINEES  / / WITHHELD FROM ALL NOMINEES
/ /
   --------------------------------------------
     For all nominees except as noted above

                                         FOR    AGAINST     ABSTAIN
2. Approve the increase in the number    / /      / /         /  /
   of authorized shares of common stock
   from 140,000,000 to 280,000,000.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   / /

NOTE: The shares represented by this voting instruction card will be voted on a confidential basis as directed by the participant. If no signed proxy card is received by April 24, 1998, however, the shares will be voted by the Plan Trustee as indicated on the reverse side of this proxy card.

NOTE: Please sign as name appears hereon.

Signature:                             Date:
          ---------------------------       -------------